UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 10, 2022

MULLEN AUTOMOTIVE INC.

__________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2022, Mullen Automotive Inc. (the “Company”) entered into an amendment (the “Amendment”) to a securities purchase agreement with persons (the “Holders”) that previously purchased shares of Series C Preferred Stock and warrants to purchase shares of common stock (the “Warrants”). Pursuant to the Amendment, the terms of the Warrants were amended as follows: (i) each Holder irrevocably waived their anti-dilution rights and the adjustment of the exercise price and number of shares issuable upon exercise of the Warrants with regards to the issuance of dilutive additional shares of common stock; (ii) the exercise price per share of the Warrants was changed from $0.6877 to $8.834; and (iii) with regards to cashless exercise formular for the Warrants, (a) the exercise price for a cashless exercise was amended from the Closing Bid Price of the common stock as of two trading days prior to the time of exercise to the lower of the Closing Bid Prices of the common stock in the two days prior to the time of exercise, and (b) the definition of Black Scholes value was increased by $3.00 per Warrant. Furthermore, the Holders also irrevocably waived the anti-dilution rights and the adjustment of the conversion price and number of shares issuable upon conversion of Series C Preferred Stock with regards to the issuance of dilutive additional shares of common stock.

On February 23, 2022, the Company’s wholly-owned subsidiary entered into a Loan Commitment with NuBridge Commercial Lending for a loan amount of $5.0 million (the “Loan”) secured by property in Mississippi and a pledge of the equity of the subsidiary held by the Company. The Loan is for two years with an annual interest rate of 8.99%. The Loan provides for interest-only monthly payments with the unpaid principal amount and unpaid accrued interest due at the maturity date. The Company and David Michery, the Company’s CEO, are guarantors on the loan. In connection with the Loan, the Company is obligated to pay a 2% loan origination fee.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Loan set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Amendment to Convertible Preferred Security and Warrant dated as of February 10, 2022
10.2	Loan Commitment with NuBridge Commercial Lending executed February 23, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: February 28, 2022	By:	/s/ David Michery
David Michery
Chief Executive Officer